Exhibit 3.90
ARTICLES OF INCORPORATION
NORMAL LIFE OF LAFAYETTE, INC.
COMMONWEALTH OF KENTUCKY
COUNTY OF JEFFERSON
     BE IT KNOWN that on this 3rd day of September, 1987,
     BEFORE ME, the undersigned Notary Public in, and for the state and county aforesaid, personally appeared J. Robert Shaver. -a person of the full age of majority, who declared to me, Notary, In the presence of the undersigned competent witnesses, that availing himself of the provisions of the Louisiana Business Corporation Law .he does hereby form a corporation under and in accordance with the following Articles of Incorporation:
Article 1.
Name
     The name of the Corporation is NORMAL LIFE OF LAFAYETTE, INC.
Article 2
     The Corporation’s purpose is to engage in any lawful activity for which corporations may be formed--under the Business Corporation Law of Louisiana.
.Article 3
Capital.
     The Corporation has authority to issue 1,000 shares of common stock at no par value.

Article 4
Preemptive Rights
     Shareholders shall have .preemptive rights.
Article.: 5
Shareholders’’ Consents
     Whenever the affirmative vote of shareholders is required to authorize or constitute corporation action, the consent in writing to such action signed only by shareholders holding that proportion of the total voting power on the question which is required-by law or by these Articles of Incorporation, whichever requirement is            higher,. shall be sufficient for the purpose, without necessity for a meeting of shareholders.
Article 6
Reversion
     Cash, :property or share dividends, shares issuable to shareholders in connection with a reclassification of stock, and the redemption price of redeemed shares, which are not claimed by the shareholders entitled thereto within one (1) year after the dividend or redemption price became payable or the share became issuable, despite reasonable efforts by the Corporation to pay the dividend or redemption price or deliver the certificates for the shares to such shareholders within such time, shall, at the expiration of such time, revert in full ownership to the Corporation, and the Corporation’s obligation to pay such dividend or redemption price or issue such shares, as the case may be, shall thereupon cease, provided that the Board of Directors may, at any time, for any reasons satisfactory to it, but need not, authorize (a) payment of the amount of any cash or property dividend or redemption price or (b) issuance of any shares, ownership of’ which :has reverted to the Corporation pursuant hereto the entity who or which would be entitled thereto had such reversion not. occurred .
Article 7
Incorporator
     The name and post office address .of the incorporator is:

J. Robert Shaver
Suite 712
10100 Linn Station Road
Louisville, Ky. 40223
     THUS DONE AND PASSED in duplicate original in the City of Louisville, Commonwealth of Kentucky, on the day, month and year hereinabove set forth in the presence of the undersigned competent. witnesses and me, Notary, after due reading of the whole.
WITNESSES:

/s/ Kathryn S. Graham	/s/ J. Robert Shaver

/s/ Eric Givens	J. Robert Shaver, Incorporator

INITIAL REPORT
OF
:NORMAL LIFE OF LAFAYETTE, INC.
Complying : With R.S. 12:101, NORMAL LIFE OF LAFAYETTE, INC.
hereby makes its initial report as follows::
1.
     The Corporation’s registered office is located at and its post office :address is
2500 Poydras Center
650 Poydras Street
New Orleans, Louisiana 70130
2.
     Its registered agent is ‘ROBERT A. KUTCHER whose municipal-address is 250O Poydras Center, 650 Poydras Street, New Orleans, Louisiana 70130.
3.
     The first Directors of the Corporation are:
J. Robert Shaver
Suite 712
10100 Linn Station Road
Louisville,, Kentucky 40223.
:Kathryn S. Graham
Suite 712
10100 Linn Station Road
Louisville, Kentucky 40223
     Dated :on this 3rd day of September, 1987.

/s/ J. Robert Shaver

J. Robert Shaver
Incorporator

AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
BY DESIGNATED REGISTERED AGENT
ACT 769 OF 1987
To the State Corporation Department
State of Louisiana
STATE OF LOUISIANA
PARISH OF ORLEANS
On this 2nd day of October, 1987, before me, a Notary Public in and for the State and Parish aforesaid, personally came and appeared ROBERT A. KUTCHER, who is to me known to be the person, and who, being duly sworn, acknowledged to me that he does hereby accept appointment as the Registered Agent of NORMAL LIFE OF LAFAYETTE, INC., which is a Corporation authorized to transact business in the State of Louisiana pursuant to the provisions of the Title 12, Chapter 1, 2 and 3.

/s/ Robert A. Kutcher

REGISTERED AGENT
Subscribed and sworn to before
me on the day, month, and year
first above set forth

/s/ Jonathan Bookman
Notary Public

NOTE:	If the Agent is a Corporation authorized to act as an agent then the affidavit must be executed by an officer of the corporation.
Issued by James H. “Jim” Brown
Secretary of State
05.308 (9/87)